Exhibit 10.8
AMENDMENT NO. 1 TO EXECUTIVE SEVERANCE AGREEMENT

    This Amendment No. 1 to Executive Severance Agreement (this “Amendment”), by and between Teladoc Health, Inc., a Delaware corporation (“Teladoc” or the “Company”), and Mr. Daniel Trencher, an individual resident in the State of New York (“Executive”), is made as of June 9th, 2023.

Recitals

A.    Teladoc and Executive are parties to that certain Executive Severance Agreement, dated as of July 15, 2015 (the “Agreement”).

B.    Teladoc and Executive desire to make certain changes to the Agreement, as set forth in this Amendment.

Terms and Conditions

    In consideration of the mutual covenants contained herein, along with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.    Amendments.

        1.1.    Except as otherwise set forth in this Amendment, capitalized terms have the meaning given to them in the Agreement.

        1.2.    A “WHEREAS” paragraph is added after the sole “WHEREAS” paragraph that is currently in the Agreement as follows:

    WHEREAS, during the period of Executive’s employment with the Company, Executive shall serve as Chief Strategy Officer.

    2.    Other Provisions.    Except as expressly set forth above, each and every provision of the Agreement shall remain unchanged and in full force and effect.

    3.    General Provisions.    The provisions of Section 8 of the Agreement shall govern this Amendment, to the fullest extent applicable and are hereby incorporated into this Amendment.

[Signature page follows.]

    IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

MR. DANIEL TRENCHER,	TELADOC HEALTH, INC.,
an individual resident in the	a Delaware corporation
State of New York

/s/ Daniel Trencher	By:	/s/ Arnnon Geshuri
Arnnon Geshuri
Chief Human Resource Officer